
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE JUNE 30,
1997 CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF COMMERCIAL CREDIT COMPANY
AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               JUN-30-1997
<CASH>                                          18,700
<SECURITIES>                                 1,009,200<F1>
<RECEIVABLES>                                9,221,600<F2>
<ALLOWANCES>                                 (263,400)
<INVENTORY>                                          0<F3>
<CURRENT-ASSETS>                                     0<F3>
<PP&E>                                               0<F3>
<DEPRECIATION>                                       0<F3>
<TOTAL-ASSETS>                              10,506,700
<CURRENT-LIABILITIES>                                0<F3>
<BONDS>                                      8,333,800<F4>
<PREFERRED-MANDATORY>                                0<F3>
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                   1,303,000<F5>
<TOTAL-LIABILITY-AND-EQUITY>                10,506,700
<SALES>                                              0<F3>
<TOTAL-REVENUES>                               772,300
<CGS>                                                0<F3>
<TOTAL-COSTS>                                  629,800
<OTHER-EXPENSES>                                     0<F3>
<LOSS-PROVISION>                               144,600<F6>
<INTEREST-EXPENSE>                             258,600<F6>
<INCOME-PRETAX>                                142,500
<INCOME-TAX>                                    49,000
<INCOME-CONTINUING>                             93,500
<DISCONTINUED>                                       0<F3>
<EXTRAORDINARY>                                      0<F3>
<CHANGES>                                            0<F3>
<NET-INCOME>                                    93,500
<EPS-PRIMARY>                                        0<F3>
<EPS-DILUTED>                                        0<F3>

<F1>Includes the following items from the financial statements: total investments
$1,009,200.
<F2>Includes the following items from the financial statements: consumer finance receivables $9,097,400 and other receivables $124,200.
<F3>Items which are inapplicable relative to the underlying financial statements are indicated with a zero as required.
<F4>Includes the following items from the financial statements: certificates of deposit $122,200; short-term borrowings $2,811,600 and long-term debt
$5,400,000
<F5>Includes the following items from the financial statements: additional paid-in capital $164,600; retained earnings $1,143,700; unrealized gain (loss) on investments $(5,000); and cumulative translation adjustment $(300).
<F6>Included in total costs and expenses applicable to sales and revenues.

